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                                              Filed Pursuant to Rule 424(b)(3)
                                              Registration File No.: 333-34149



Amendment No. 1 dated September 15, 1997 to
PROSPECTUS SUPPLEMENT
September 12, 1997
(To Prospectus dated August 22, 1997)


                                    $350,000,000
                         DONALDSON, LUFKIN & JENRETTE, INC.
                            GLOBAL FLOATING RATE NOTES
                              DUE SEPTEMBER 2002

     The Prospectus Supplement dated September 12, 1997 to the Prospectus dated August 22, 1997 is hereby amended by replacing the name Morgan Stanley & Co. International on the front and back covers with Morgan Stanley Dean Witter.